UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

HELIOS ADVANTAGE INCOME FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32339	77-0650061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center 200 Vesey Street, 10th Floor New York, New York	10281-1010 (Zip Code)
(Address of principal executive offices)

(800) 497-3746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2010, Helios Advantage Income Fund, Inc. (the “Fund”) received a notification letter from NYSE Regulation, Inc. (“NYSE Regulation”) stating that the Fund has been identified as a late filer, since its Form N-CSR for the fiscal year ended March 31, 2010 has not been filed timely with the Securities and Exchange Commission (“SEC”) on EDGAR. As a result, NYSE Regulation indicated that, in the event of the Fund’s inability to file timely its Form N-CSR for the fiscal year ended March 31, 2010 on EDGAR by 2:30 p.m. Eastern Time on June 30, 2010, the Fund will be posted to the late filers list on the Listing Standards Filing Status page on www.nyse.com on July 1, 2010 and an “LF” indicator will be appended to the Profile, Data and News pages of each listed issue for the Fund. NYSE Regulation further indicated that the LF indicator will also be made available on the consolidated tape on the same date. NYSE Regulation noted, however, that all references on www.nyse.com and the LF indicator will be removed at such time as the Fund is current with all of its SEC filing requirements.

In its letter, NYSE Regulation noted that Section 802.01E of the Listed Company Manual sets forth the procedures applicable to an issuer that has failed to timely file its annual report with the SEC.

The Fund issued a press release on June 30, 2010 disclosing that, although the mailing and subsequent filing on Form N-CSR with the SEC of the Fund’s March 31, 2010 Annual Report continues to be delayed, the Fund anticipates that its March 31, 2010 Annual Report will be mailed and filed in August 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description

99.1	Press Release dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS ADVANTAGE INCOME FUND, INC.

By:	/s/ Steven M. Pires
Steven M. Pires
Treasurer

Date:     July 6, 2010